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                                  EXHIBIT 99.1

Press Release Announcing Earnings for the Quarter  ended September 30, 2000.

FOR RELEASE: FRIDAY, OCTOBER 20, 2000
CONTACTS:

RONALD W. BACHLI, CHIEF EXECUTIVE OFFICER (415) 434-1268
DAVID HOOSTON, CHIEF FINANCIAL OFFICER (714) 940-8758

FOR IMMEDIATE RELEASE

                      CALIFORNIA COMMUNITY BANCSHARES, INC.

                             REPORTS RECORD EARNINGS

SAN FRANCISCO, CALIFORNIA OCTOBER 20, 2000 - California Community Bancshares, Inc. reported record third quarter consolidated operating earnings (net income before one-time merger and restructuring expenses and the amortization of purchase intangibles, net of their tax effect) of $2.2 million, a 47% increase over second quarter consolidated operating earnings of $1.5 million. Consolidated net income for the third quarter was $871 thousand compared to a net loss of ($654) thousand for the second quarter. Consolidated operating earnings and net loss for the nine months ended September 30, 2000 were $4.1 million and ($341) thousand, respectively. Earnings for the first six months of 2000 were impacted by significant one-time merger and restructuring expenses relating to the Company's three subsidiary banks and its March acquisition of Sacramento Commercial Bank.

As a result of its continuing selective acquisition and growth strategy, California Community Bancshares' assets grew $350 million or 42% during the first nine months of this year. Deposits grew $314 million, or 44%, with demand deposits growing $85 million, or 56%. Loans for the same period grew $191 million, or 34%.

Ronald W. Bachli, President and Chief Executive Officer of the Company stated, "We are very pleased with the earnings performance of our Company and its three subsidiary banks. Of special importance is the quality of our assets and core revenues. At September 30, 2000, non-performing assets to total loans were only 0.48% and net charge-offs were only $5 thousand for the first nine months of the year. Our net interest income during the first nine months reached $35 million, a 67% increase over net interest income of $21 million earned during the 12 months ended December 31, 1999. We are also pleased that during a rising interest rate environment, when most banks' suffer a decline in their net interest margins, our consolidated net interest margins improved from 5.04% during January of this year to 5.18% during September."

"The success of California Community Bancshares' focused growth strategy", as explained by Richard W. Decker, Jr., Chairman of the Board, "is due to the significantly higher lending limits, diversified products, and advanced technology that California Community Bancshares provides to its' customers, combined with the high level of specialized financial services and customer relationships that only a community bank can provide. This combination creates a significant competitive advantage for our family of community banks."

California Community Bancshares, Inc. is a statewide multi-bank holding company, operating Sacramento Commercial Bank and Placer Sierra Bank in Northern California, and Bank of Orange County in Southern California. At September 30, 2000 California Community Bancshares, Inc. had assets of $1.2 billion, gross loans of $749 million, deposits of $1.0 billion, and regulatory capital of $74.0 million.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, (1) significant increases in competitive pressure in the financial services industry; (2) changes in the interest rate environment resulting in reduced margins; (3) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (4) changes in the regulatory environment; (5) fluctuations in the real estate market; (6) changes in business conditions and inflation; and (7) changes in securities markets. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.


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                      CALIFORNIA COMMUNITY BANCSHARES, INC

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                                                        Nine months Ended  Three Months Ended
                                                                           September 30,      September 30,
                                                                               2000               2000
                                                                          ---------------    ---------------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
     Interest income                                                      $        58,419    $        21,594
     Interest expense                                                              23,205              8,644
                                                                          ---------------    ---------------
     Net interest income before provision loan and lease losses                    35,214             12,950
     Provision for loan and lease losses                                              750                305
                                                                          ---------------    ---------------
         Net interest income after provision for loan and leases losses            34,464             12,645

         Noninterest income                                                         4,800              1,729

     Noninterest expense, excluding amortization of intangibles                    33,870             10,938
     Amortization of intangibles                                                    4,535              1,624
                                                                          ---------------    ---------------
         Noninterest expense                                                       38,405             12,562
                                                                          ---------------    ---------------

         Income before income taxes and minority interest                             859              1,812
         Income taxes  (benefit)                                                      944                859
                                                                          ---------------    ---------------
         Income (loss) before minority interests                                      (85)               953
         Dividend on preferred stock of minority interest                             256                 82
                                                                          ---------------    ---------------
            Net income (loss)                                             $          (341)   $           871
                                                                          ===============    ===============

OPERATING NET INCOME

     Net income (loss)                                                               (341)               871
     Amortization of intangibles, net of tax                                        3,569              1,291
     After-tax reorganization and merger-related costs                                914               --
                                                                          ---------------    ---------------
         Operating net income                                             $         4,142    $         2,162
                                                                          ===============    ===============

PER SHARE INFORMATION:

     Weighted average common shares outstanding:

         Basic                                                                   25,207.0           26,312.6
         Diluted                                                                 25,793.1           26,898.7
     Net income (loss) per share:

         Basic                                                            $         (0.01)   $          0.03
         Diluted                                                          $         (0.01)   $          0.03
     Operating net income per share:

         Basic                                                            $          0.16    $          0.08
         Diluted                                                          $          0.16    $          0.08



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                      CALIFORNIA COMMUNITY BANCSHARES, INC

                                 BALANCE SHEETS

                                   (UNAUDITED)

                                                              AT 9/30/00       AT 12/31/99
                                                           ---------------   ---------------
                                                                    (IN THOUSANDS)

ASSETS
Cash and due from banks                                    $        60,802   $        39,569
Federal funds sold                                                  77,786            20,791
Investment securities, available for sale, at fair value           189,151           134,936
Loans and leases                                                   748,944           558,149
Allowance for loan and lease losses                                (10,041)           (6,750)
Real estate owned, net                                               4,938             5,001
Bank premises and equipment, net                                    23,598            20,874
Goodwill and other intangibles                                      84,460            61,868
Investment in subsidiaries                                            --                --
Other assets                                                        13,493             8,741
                                                           ---------------   ---------------
         Total assets                                      $     1,193,131   $       843,179
                                                           ===============   ===============

LIABILITIES AND STOCKHOLDER'S EQUITY

     Non-interest bearing                                  $       236,296   $       151,121
     Interest bearing                                              790,348           561,641
                                                           ---------------   ---------------
         Total deposits                                          1,026,644           712,762

         Other Liaibities                                           15,379            12,583
         Trust preferred securities                                 18,500            18,500
         Minority interest - preferred stock                         3,500             3,500

         Stockholder's equity                                      129,108            95,834
                                                           ---------------   ---------------
         Total liabilities and stockholder's equity        $     1,193,131   $       843,179
                                                           ===============   ===============